                                                                    Exhibit 10.5

                            CALGON CARBON CORPORATION
                            1997 DIRECTORS' FEE PLAN

                                    SECTION 1
                         PURPOSE; RESERVATION OF SHARES
                         ------------------------------

       The purposes of the 1997 Directors' Fee Plan (the "Plan") are to provide each Director of Calgon Carbon Corporation (the "Corporation") who is not also an employee of the Corporation or its Subsidiaries (a "Director") with payment alternatives for retainer (but not meeting) fees payable for future services as a member of the Board of Directors of the Corporation (hereinafter referred to as the "Board") or as the Chairman of any committee thereof ("Director Fees") and to increase the identification of interests between such Directors and the stockholders of the Corporation by providing Directors the opportunity to elect to receive payment of Director Fees in shares of Common Stock, par value $.01 per share, of the Corporation ("Common Stock"). For purposes of the Plan, the term "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The aggregate number of shares of Common Stock which may be issued under Current Stock Elections or credited to Deferred Stock Compensation Accounts for subsequent issuance under the Plan is limited to 100,000 shares, subject to adjustment and substitution as set forth in Section 4(b).

                                    SECTION 2
                                   ELIGIBILITY
                                   -----------

       Any non-employee Director of the Corporation who is separately compensated in the form of Director Fees for services on the Board or as the Chairman of any committee of the Board shall be eligible to participate in the Plan.

                                    SECTION 3
                            DIRECTOR FEES; ELECTIONS
                            ------------------------

       (a) Payment Date. Director Fees shall be paid by the Corporation on the twentieth day (or the next business day thereafter, if such day is not a business day) after the annual meeting of the Corporation in each calendar year. If a Director dies or otherwise ceases service as a Director prior to the above-stated payment date, no such payment shall be made to the Director.

       (b) Director Fee Payment Alternatives. For each calendar year beginning January 1, 1998, a Director may elect any one of the following alternatives for the payment of Director Fees:

               (1) to receive current payment in cash, on the date on which the Director Fees are payable, of all Director Fees in such calendar year;

               (2) to receive current payment in shares of Common Stock, on the date on which the Director Fees are payable, of all Director Fees in such calendar year (a "Current Stock Election");

               (3) to defer payment of all the Director Fees in such calendar year for subsequent payment in shares of Common Stock (a "Stock Deferral Election").

       (c) Filing and Effectiveness of Elections. The election by a Director to receive payment of Director Fees other than in cash on the date on which the Director Fees are otherwise payable is made by filing with the Secretary of the Corporation a Notice of Election in the form prescribed by the Corporation (an "Election"). In order to be effective for any calendar year, an Election must be received by the Secretary of the Corporation on or before December 31 of the preceding calendar year, except that if a Director files a Notice of Election on or before five days subsequent to the Director's initial election to the office of Director, or any subsequent re-election if immediately prior thereto such person was not serving as a Director, the Election shall be effective on the date of filing with respect to Director Fees payable for any portion of the calendar year which remains at the date of such filing. An Election may not be modified or terminated after the beginning of a calendar year for which it is effective. Unless modified or terminated by filing a new Notice of Election on or before December 31 immediately preceding the calendar year for which such modification or termination is effective, an Election shall be effective for and apply to Director Fees payable for each subsequent calendar year. Director Fees earned at any time for which an Election is not effective shall be paid in cash on the date when the Director Fees are otherwise payable. Any Election shall terminate on the date a Director ceases to be a member of the Board.

       (d) Current Stock Elections. During the period a Current Stock Election is effective, all Director Fees payable shall be paid by the issuance to the Director of a number of whole shares of Common Stock equal to (x) the cash amount of the Director Fees payable divided by (y) the Fair Market Value of one share of the Common Stock, as defined in Section 10 hereof, on the date on which such Director Fees are payable. Any amount of Director Fees which is not paid in Common Stock on the date otherwise payable because less than the Fair Market Value of a whole share shall be accumulated in cash without interest and added to the amount used in computing the number of shares of Common Stock issuable on the next succeeding date on which Director Fees are payable under the Current Stock Election. Any such accumulated fractional amount remaining as of the effective date of any termination of a Current Stock Election or of the termination of the Plan shall be paid to the Director in cash on the next succeeding date on which Director Fees would have been payable to the Director under the Current Stock Election. The Corporation shall issue share certificates to the Director for the shares of Common Stock acquired. As of the date on which the Director Fees are payable in shares of Common Stock, the Director shall be a stockholder of the Corporation with respect to such shares.

       (b) Stock Deferral Elections. Director Fees deferred pursuant to a Stock Deferral Election shall be deferred and paid as provided in Sections 4 and 5. A Stock Deferral Election shall apply to all Director Fees otherwise payable with respect to a calendar year, or portion thereof, for which such Stock Deferral Election is effective.

                                    SECTION 4
                       DEFERRED STOCK COMPENSATION ACCOUNT
                       -----------------------------------

       (a) General. The amount of any Director Fees deferred in accordance with a Stock Deferral Election shall be credited to a deferred stock compensation account maintained by the Corporation in the name of the Director (a "Deferred Stock Compensation Account"). A separate Deferred Stock Compensation Account shall be maintained for each calendar year for which a Director has elected a different number of payment installments or as otherwise determined by the Board. On each date on which Director Fees are otherwise payable and a Stock Deferral Election is effective for a Director, the Director's Deferred Stock Compensation Account for that calendar year shall be credited with a number of shares of Common Stock (including fractional shares) equal to (x) the cash amount of the Director Fees payable divided by (y) the Fair Market Value of one share of the Common Stock, as defined in Section 10 hereof, on the date on which such Director Fees are payable. If a dividend or distribution is paid on the Common Stock in cash or property other than Common Stock, on the date of payment of the dividend or distribution to holders of the Common Stock each Deferred Stock Compensation Account shall be credited with a number of shares of Common Stock (including fractional shares) equal to the number of shares of Common Stock credited to such Account on the date fixed for determining the stockholders entitled to receive such dividend or distribution times the amount of the dividend or distribution paid per share of Common Stock divided by the Fair Market Value of one share of the Common Stock, as defined in Section 10 hereof, on the date on which the dividend or distribution is paid. If the dividend or distribution is paid in property, the amount of the dividend or distribution shall equal the fair market value of the property on the date on which the dividend or distribution is paid. The Deferred Stock Compensation Account of a Director shall be charged on the date of distribution with any distribution of shares of Common Stock made to the Director from such Account pursuant to Section 4(c) hereof.

       (b) Adjustment and Substitution. The number of shares of Common Stock credited to each Deferred Stock Compensation Account, and the number of shares of Common Stock available for issuance or crediting under the Plan in each calendar year in accordance with Section 1 hereof, shall be proportionately adjusted to reflect any dividend or other distribution on the outstanding Common Stock payable in shares of Common Stock or any split or consolidation of the outstanding shares of Common Stock. If the outstanding Common Stock shall, in whole or in part, be changed into or exchangeable for a different class or classes of securities of the Corporation or securities of another corporation or cash or property other than Common Stock, whether through reorganization, reclassification, recapitalization, merger, consolidation or otherwise, the Board shall adopt such amendments to the Plan as it deems necessary to carry out the purposes of the Plan, including the continuing deferral of any amount of any Deferred Stock Compensation Account.

       (c) Manner of Payment. The balance of a Director's Deferred Stock Compensation Account will be paid in shares of Common Stock to the Director or, in the event of the Director's death, to the Director's designated beneficiary, in accordance with the Stock Deferral Election. A Director may elect at the time of filing of the Notice of Election for a Stock Deferral Election to receive payment of the shares of Common Stock credited to the Director's Deferred Stock Compensation Account in annual installments rather than a lump sum, provided that the payment period for installment payments shall not exceed ten years following the Payment Commencement Date as described in Section 5 hereof. The number of shares of Common Stock distributed in each installment shall be determined by multiplying (i) the number of shares of Common Stock in the Deferred Stock Compensation Account on the date of payment of such installment, by (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments, and by rounding such result down to the nearest whole number of shares. The balance of the number of shares of Common Stock in the Deferred Stock Compensation Account shall be appropriately reduced in accordance with Section 4(a) hereof to reflect the installment payments made hereunder. Shares of Common Stock remaining in a Deferred Stock Compensation Account pending distribution pursuant to this Section 4(c) shall continue to be credited with respect to dividends or distributions paid on the Common Stock pursuant to Section 4(a) hereof and shall be subject to adjustment pursuant to Section 4(b) hereof. If a lump sum payment or the final installment payment hereunder would result in the issuance of a fractional share of Common Stock, such fractional share shall not be issued and cash in lieu of such fractional share shall be paid to the Director based on the Fair Market Value of a share of Common Stock, as defined in Section 10 hereof, on the date immediately preceding the date of such payment. The Corporation shall issue share certificates to the Director, or the Director's designated beneficiary, for the shares of Common Stock distributed hereunder. As of the date on which the Director is entitled to receive payment of shares of Common Stock, a Director shall be a stockholder of the Corporation with respect to such shares.

                                    SECTION 5
                            PAYMENT COMMENCEMENT DATE
                            -------------------------

       Payment of amounts in a Deferred Stock Compensation Account shall commence on March 30 (or if March 30 is not a business day, on the first preceding business day) of the calendar year following the calendar year during which the Director ceases to be a member of the Board for any reason, including death or disability.

                                    SECTION 6
                             BENEFICIARY DESIGNATION
                             -----------------------

       A Director may designate, in the Beneficiary Designation form prescribed by the Corporation, any person to whom payments of shares of Common Stock are to be made if the Director dies before receiving payment of all amounts due hereunder. A beneficiary designation will be effective only after the signed beneficiary designation form is filed with the Secretary of the Corporation while the Director is alive and will cancel all beneficiary designations signed and filed earlier. If the Director fails to designate a beneficiary, or if all designated beneficiaries of the Director die before the Director or before complete payment of all amounts due hereunder, any remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of the Director or the Director's designated beneficiaries, if any.

                                    SECTION 7
                          NON-ALIENABILITY OF BENEFITS
                          ----------------------------

       Neither the Director nor any beneficiary designated by the Director shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amount that is or may be payable hereunder, nor shall any such amount be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Director or the Director's designated beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Director or designated beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Director or any beneficiary, or any legal process.

                                    SECTION 8
                           NATURE OF DEFERRED ACCOUNTS
                           ---------------------------

       Any Deferred Stock Compensation Account and any cash fractional amount accumulated under Section 3(d) shall be established and maintained only on the books and records of the Corporation, and no assets or funds of the Corporation or the Plan or shares of Common Stock of the Corporation shall be removed from the claims of the Corporation's general or judgment creditors or otherwise made available until such amounts are actually payable to Directors or their designated beneficiaries as provided herein. The Plan constitutes a mere promise by the Corporation to make payments in the future. The Directors and their designated beneficiaries shall have the status of, and their rights to receive a payment of cash or shares of Common Stock under the Plan shall be no greater than the rights of, general unsecured creditors of the Corporation. No person shall be entitled to any voting rights with respect to shares credited to a Deferred Stock Compensation Account and not yet payable to a Director or the Director's designated beneficiary. The Corporation shall not be obligated under any circumstance to fund its financial obligations under the Plan, and the Plan is intended to constitute an unfunded plan for tax purposes. However, the Corporation may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan under the Internal Revenue Code of 1986, as amended.

                                    SECTION 9
                   ADMINISTRATION OF PLAN; HARDSHIP WITHDRAWAL
                   -------------------------------------------

       Full power and authority to construe, interpret, and administer the Plan shall be vested in the Board. Decisions of the Board shall be final, conclusive, and binding upon all parties. Notwithstanding the terms of a Stock Deferral Election made by a Director hereunder, the Board may, in its sole discretion, permit the withdrawal of shares credited to a Deferred Stock Compensation Account with respect to Director Fees previously payable, upon the request of a Director or the Director's representative, or following the death of a Director upon the request of a Director's beneficiary or such beneficiary's representative, if such Board determines that the Director or the Director's beneficiary, as the case may be, is confronted with an unforeseeable emergency. For this purpose, an unforeseeable emergency is an unanticipated emergency caused by an event that is beyond the control of the Director or the Director's beneficiary and that would result in severe financial hardship to the Director or the Director's beneficiary if an early hardship withdrawal were not permitted. The Director or the Director's beneficiary shall provide to such Board such evidence as the Board, in its discretion, may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted. The withdrawal shall be limited to the number of shares necessary to meet the emergency. For purposes of the Plan, a hardship shall be considered to constitute an immediate and unforeseen financial hardship if the Director has an unexpected need for cash to pay for expenses incurred by him or a member of his immediate family (spouse and/or natural or adopted children) such as those arising from illness, casualty loss, or death. Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses, will not be considered to be the result of an unforeseeable financial emergency. Further, a hardship shall not be deemed to exist if it may be relieved (i) through reimbursement or compensation by insurance or otherwise,
(ii) by liquidation of the Director's assets (to the extent such liquidation would not cause severe financial hardship to the Director) or (iii) by ceasing deferrals under the Plan. Payment shall be made as soon as practicable after the Board approves the payment and determines the number of shares which shall be withdrawn, in a single lump sum from the portion of the Deferred Stock Compensation Account with the longest number of installment payments first. No Director shall participate in any decision of the Board regarding such Director's request for a withdrawal under this Section 9.

                                   SECTION 10
                                FAIR MARKET VALUE
                                -----------------

       Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable
                              --- ---- ------ -------
publication as the Board or its delegate, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "1934 Act") on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 10. If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this
Section 10 on the date as of which fair market value is to be determined, the Board or its delegate shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

                                   SECTION 11
                       SECURITIES LAWS; ISSUANCE OF SHARES
                       -----------------------------------

       The obligation of the Corporation to issue or credit shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect. If, on the date on which any shares of Common Stock would be issued pursuant to a Current Stock Election or credited to a Deferred Stock Compensation Account, sufficient shares of Common Stock are not available under the Plan or the Corporation is not obligated to issue shares pursuant to this Section 11, then no shares of Common Stock shall be issued or credited but rather cash shall be paid in payment of the Director Fees payable. The Board shall adopt appropriate rules and regulations to carry out the intent of the immediately preceding sentence if the need for such rules and regulations arises.

                                   SECTION 12
                                 GOVERNING LAW
                                 -------------

       The provisions of this Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                                   SECTION 13
                        EFFECT OF THE PLAN ON THE RIGHTS
                         OF CORPORATION AND STOCKHOLDERS
                         -------------------------------

       Nothing in the Plan shall confer any right to any person to continue as a Director of the Corporation or interfere with the rights of the stockholders of the Corporation or the Board to elect and remove Directors.

                                   SECTION 14
                            AMENDMENT AND TERMINATION
                            -------------------------

       The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided that no amendment of the Plan shall (a) be made without stockholder approval if stockholder approval of the amendment is at the time required by the rules of the New York Stock Exchange or any other stock exchange on which the Common Stock may then be listed, or (b) otherwise amend the Plan in any manner that would cause the shares of Common Stock issued or credited under the Plan not to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3. No amendment or termination of the Plan shall, without the written consent of the holder of shares of Common Stock issued or credited under the Plan, adversely affect the rights of such holder with respect thereto.

       Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for shares of Common Stock issued or credited under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding shares of Common Stock theretofore issued or credited under the Plan.

                                   SECTION 15
                                 EFFECTIVE DATE
                                 --------------

       The effective date and date of adoption of the Plan shall be December 8, 1997, the date of adoption of the Plan by the Board.